UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 9, 2007

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)            Compensatory Arrangements of Certain Officers

On April 9, 2007, Maui Land & Pineapple Company, Inc. (the “Company”) and BC &G International, LLC (“BC&G”) entered into a Consulting Agreement whereby BC&G will provide the consulting services of Brian C. Nishida.  As reported by the Company in Form 8-K filed with the Securities and Exchange Commission on March 14, 2007, Mr. Nishida resigned from his position as Executive Vice President/Agriculture Operations of the Company effective March 12, 2007.  Under the Consulting Agreement, Mr. Nishida will primarily assist the Company in transitioning projects or work and other matters of which he has knowledge to other employees or designees of the Company.  The duration of the Consulting Agreement is for one year and the total compensation to Mr. Nishida will be $241,303, payable in equal monthly installments.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between Maui Land & Pineapple Company, Inc. and BC&G International LLC, made as of April 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 13, 2007	By:	/s/ ROBERT I. WEBBER
Robert I. Webber
Chief Financial Officer
& Senior Vice President Business Development